FOR IMMEDIATE RELEASE
Contact:
Aircastle Advisor LLC    The IGB Group
Frank Constantinople, SVP Investor Relations    Leon Berman
Tel: +1-203-504-1063    Tel: +1-212-477-8438
fconstantinople@aircastle.com     lberman@igbir.com

Aircastle Announces Fourth Quarter and Full Year 2018 Results
Acquired 39 Aircraft During 2018; Full Year Net Income of $247.9 million
First Quarter 2019 Dividend of $0.30 per Common Share Declared

Key Financial Metrics

•	Total revenues of $292.6 million for the fourth quarter of 2018 and $890.4 million for the year

•	Net income of $103.8 million, or $1.35 per diluted common share, for the fourth quarter and $247.9 million, or $3.17 per diluted common share, for the year

•	Adjusted net income(1) was $109.9 million, or $1.43 per diluted common share, for the fourth quarter and $257.2 million, or $3.29 per diluted common share, for the year

•	Adjusted EBITDA(1) was $276.8 million for the fourth quarter and $839.8 million for the year

•	GAAP ROE of 12.7%; Cash ROE(1) of 14.2%; net cash interest margin(1) of 7.8%
Highlights

•	Acquired eighteen narrow-body aircraft during the fourth quarter for $760 million and 39 aircraft in 2018, exclusively narrow-bodies, for $1.4 billion; acquisitions included ten Airbus A320neos

•	Closed or committed to acquire ten additional narrow-body aircraft in 2019 for $378 million

•
Sold three aircraft during the fourth quarter and fourteen aircraft for the full year; full year gain on sale of $36.8 million represents 10.9% of net proceeds; 2018 sales included two wide-body aircraft

•	Declared our 51st consecutive quarterly dividend

•	Returned $157.7 million of capital to shareholders during 2018; $88.7 million in dividends paid and $68.9 million of shares repurchased

Stamford, CT.  February 12, 2019 – Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported fourth quarter 2018 net income of $103.8 million, or $1.35 per diluted common share, and adjusted net income of $109.9 million, or $1.43 per diluted common share. Net income for the year ended December 31, 2018 was $247.9 million, or $3.17 per diluted common share, and adjusted net income was $257.2 million, or $3.29 per diluted common share. The fourth quarter results included total revenues of $292.6 million

________________________________________
(1) Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

versus $196.6 million in the prior year. For the full year 2018, total revenues were $890.4 million versus $851.8 million in 2017, an increase of 4.5%.
Commenting on the results, Mike Inglese, Aircastle’s CEO, stated, “The successful execution of our active fleet management strategy enabled us to achieve strong financial results. We enhanced and expanded our fleet of in-demand modern aircraft and realized substantial gains from opportunistic sales throughout the year. Furthermore, the achievement of an investment grade credit rating enables us to access attractively priced capital. This places Aircastle in a strong competitive position to expand the Company’s fleet and earnings and to continue to return capital to our shareholders in the form of dividends and opportunistic share repurchases.”
Mr. Inglese concluded, “Narrow-body aircraft remain in high demand globally and we continue to benefit from the broad operator base and liquidity these aircraft afford. Solid air traffic growth and heightened investor interest in commercial aircraft as an asset class continues to create new opportunities for an asset manager with technical expertise, operational and financial flexibility and the ability to execute value-added transactions. Looking ahead, we have minimal forward commitments and our primary focus will continue to be on responsible capital stewardship. By maintaining investment discipline with the ability to adapt quickly to changing market conditions, we are positioned to create lasting value for our shareholders.”

Financial Results

(In thousands, except share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Total revenues	$292,566	$196,643	$890,351	$851,787
Lease rental and finance and sales-type lease revenues	$192,711	$179,284	$757,826	$747,018
Adjusted EBITDA(1)	$276,830	$184,553	$839,831	$801,584
Net income	$103,837	$55,120	$247,919	$147,874
Per common share - Diluted	$1.35	$0.70	$3.17	$1.87
Adjusted net income(1)	$109,883	$57,040	$257,237	$169,566
Per common share - Diluted	$1.43	$0.72	$3.29	$2.15
_______________
(1) Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

Full Year Results
Total revenues in 2018 were $890.4 million, an increase of $38.6 million, while lease rental and finance and sales-type lease revenues were $757.8 million, an increase of $10.8 million. The increase in total revenues was primarily driven by $49.6 million of higher maintenance revenues associated with the early termination of eleven leased aircraft with Avianca Brazil in the fourth quarter and higher lease rental and finance and sales-type lease revenues of $10.8 million associated with net fleet growth during the year. These increases were partially offset by $18.4 million of lower gains from the sale of flight equipment due to fourteen aircraft sold in 2018 versus 37 sold in 2017.

Net income for the full year was $247.9 million, up $100.0 million year-over-year, while adjusted net income was $257.2 million, an increase of $87.7 million. Higher maintenance revenues of $49.6 million and no aircraft impairment charges in 2018 versus $80.4 million the previous year, were offset by lower gains from the sale of flight equipment of $18.4 million and lower joint venture investment returns of $15.7 million.

Adjusted EBITDA for the full year was $839.8 million, up $38.2 million versus 2017, reflecting a $49.6 million increase in maintenance revenue and higher lease rental and finance and sales type lease revenue of $10.8 million, partially offset by lower gains from the sale of flight equipment of $18.4 million.
Fourth Quarter Results
Total revenues were $292.6 million, an increase of $95.9 million, or 48.8%, from the prior year. The increase was due to a $93.4 million rise in maintenance revenues, mostly reflecting the early termination of eleven aircraft leased to Avianca Brazil.
Lease rental and finance and sales-type lease revenues were $192.7 million versus $179.3 million the prior year. The 7.5% increase was mostly due to net fleet growth. Over the previous two years, the Company’s aircraft fleet increased from 193 aircraft at the end of 2016 to 248 aircraft at year-end 2018.
Net income was $103.8 million, an increase of $48.7 million and adjusted net income rose by $52.8 million to $109.9 million. Higher total revenues of $95.9 million were partially offset by a $15.6 million decline in joint venture investment returns, higher depreciation from fleet growth of $10.4 million, higher interest expense of $7.0 million and higher tax expense of $4.6 million. Interest expense for the fourth quarter reflected higher debt balances which included a $400 million note that was repaid in December.

Adjusted EBITDA was $276.8 million, up 50.0%, or $92.3 million. This was primarily driven by higher maintenance revenues of $93.4 million in the fourth quarter of 2018 versus 2017.
Aviation Assets

During the fourth quarter, we acquired eighteen aircraft for $760 million and for the year ended 2018, we acquired 39 aircraft for $1.4 billion. Full year acquisitions included ten A320neo aircraft, our first investment in new technology aircraft. At the end of 2018, Aircastle's owned fleet of 248 aircraft had a weighted average age of 9.1 years and a weighted average remaining lease term of 4.5 years.

During the fourth quarter of 2018, we sold one A330 and two narrow-bodies for total sales proceeds of $62.7 million and a gain on sale of $8.2 million. This represents a 13.1% margin on net sales proceeds.

During the year ended 2018, we sold a total of fourteen aircraft for proceeds of $338.8 million and a gain on sale of $36.8 million. The average age of the aircraft sold was 13.3 years with an average remaining lease term of 4.1 years.

Our fleet utilization for the fourth quarter was 97.0% and 99.6% for the full year 2018. As of December 31, 2018, Aircastle owned 248 aircraft having a net book value of $7.4 billion. We also managed thirteen aircraft with a net book value of $602 million on behalf of our joint ventures. We are in the process of repossessing ten desirable, modern A320 aircraft from Avianca Brazil, which we expect will be placed quickly once we recover these assets.

Owned Aircraft	As of December 31, 2018(1)	As of December 31, 2017(1)
Net Book Value of Flight Equipment ($ mils.)	$7,405	$6,734
Net Book Value of Unencumbered Flight Equipment ($ mils.)	$6,055	$5,346
Number of Aircraft	248	224
Number of Unencumbered Aircraft	217	195
Weighted Average Fleet Age (years)(2)	9.1	9.1
Weighted Average Remaining Lease Term (years)(2)	4.5	5.0
Weighted Average Fleet Utilization for the fourth quarter(3)	97.0%	99.5%
Weighted Average Fleet Utilization for the year ended(3)	99.6%	99.3%
Portfolio Yield for the fourth quarter(2)(4)	11.2%	12.0%
Net Cash Interest Margin(5) for the fourth quarter	7.8%	8.6%

Managed Aircraft on behalf of Joint Ventures
Net Book Value of Flight Equipment ($ mils.)	$602	$641
Number of Aircraft	13	12
_______________

(1)	Calculated using net book value of flight equipment held for lease and net investment in finance leases at period end.

(2)	Weighted by net book value.

(3)	Aircraft on-lease days as a percent of total days in period weighted by net book value.

(4)
Lease rental revenue, interest income and cash collections on our net investment in finance and sales-type leases for the period as a percent of the average net book value for the period; quarterly information is annualized. Based on the growing level of finance and sales-type lease revenue management revised the calculation of portfolio yield to include our net investment in finance and sales-type leases in the average net book value and to include the interest income and cash collections on our net investment in finance and sales-type leases in lease rentals.

(5)
Net Cash Interest Margin = Lease rental yield plus finance lease revenue and collections minus interest on borrowings, net of settlements on interest rate derivatives, and other liabilities / average NBV of flight equipment for the period calculated on a quarterly basis, annualized.

Financing Activity

In 2018, Aircastle received investment grade credit ratings from Moody’s, Standard and Poor's and Fitch Ratings. During the third quarter of 2018, the Company issued $650 million of unsecured Senior Notes due 2023 bearing a coupon of 4.40%. This was our first senior unsecured note issued with investment grade credit ratings.
Earlier this year, we increased the size of one of our unsecured revolving credit facilities from $675 million to $800 million, extended the facility maturity by more than two years to June 2022 and lowered the borrowing margin by 75 basis points.
In December, we entered into a three-year, $250 million unsecured revolving credit facility with a group of banks based in Asia that matures in December 2021. The facility replaced a $135 million Asian bank revolving credit facility that we had previously arranged in 2016. The borrowing margin on this larger facility is 75 basis points lower than the margin on the smaller facility that it replaced.

Common Dividend

On February 8, 2019, Aircastle’s Board of Directors declared a first quarter 2019 cash dividend on its common shares of $0.30 per share, payable on March 15, 2019, to shareholders of record on February 28, 2019. This is our 51st consecutive dividend. Since going public in 2006, the Company has paid total dividends of $857.3 million.

Share Repurchases

In 2018, the Company acquired 3,556,091 shares at an average price of $19.38 per share. In the fourth quarter, Aircastle’s Board of Directors increased the authorization to repurchase shares to $100 million from the $42 million that was remaining under the previous authorization. There is currently $76 million remaining under this current authorization. Since 2011, the Company has repurchased 18.5 million shares at an average cost of $14.57 per share, for approximately $270.3 million.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Tuesday, February 12, 2019, at 10:00 A.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 575-6539 (from within the U.S. and Canada) or (323) 794-2423 (from outside of the U.S. and Canada) ten minutes prior to the scheduled start and referencing the passcode “9979093”.
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. In addition to this earnings release an accompanying power point presentation has been posted to the Investor Relations section of Aircastle’s website.
For those who are not available to listen to the live call, a replay will be available until 1:00 P.M. Eastern time on Thursday, March 14, 2019, by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “1757279”.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of December 31, 2018, Aircastle owned and managed on behalf of its joint ventures 261 aircraft leased to 81 customers located in 44 countries.

Safe Harbor

All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted EBITDA, Adjusted Net Income, Cash Return on Equity and Net Cash Interest Margin and the global aviation industry and aircraft leasing sector. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle's filings with the SEC and previously disclosed under "Risk Factors" in Item 1A of Aircastle's 2018 Annual Report on Form 10- K. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$152,719	$211,922
Restricted cash and cash equivalents	15,134	21,935
Accounts receivable	15,091	12,815
Flight equipment held for lease, net of accumulated depreciation of $1,221,985 and $1,125,594, respectively	6,935,585	6,188,469
Net investment in finance and sales-type leases	469,180	545,750
Unconsolidated equity method investment	69,111	76,982
Other assets	214,361	141,210
Total assets	$7,871,181	$7,199,083

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from secured financings, net of debt issuance costs	$798,457	$849,874
Borrowings from unsecured financings, net of debt issuance costs	3,962,896	3,463,732
Accounts payable, accrued expenses and other liabilities	153,341	140,221
Lease rentals received in advance	87,772	57,630
Security deposits	120,962	130,628
Maintenance payments	739,072	649,434
Total liabilities	5,862,500	5,291,519

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $0.01 par value, 250,000,000 shares authorized, 75,454,511 shares issued and outstanding at December 31, 2018; and 78,707,963 shares issued and outstanding at December 31, 2017	754	787
Additional paid-in capital	1,468,779	1,527,796
Retained earnings	539,332	380,331
Accumulated other comprehensive loss	(184)	(1,350)
Total shareholders’ equity	2,008,681	1,907,564
Total liabilities and shareholders’ equity	$7,871,181	$7,199,083

Aircastle Limited and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues:
Lease rental revenue	$184,682	$169,931	$722,694	$721,302
Finance and sales-type lease revenue	8,029	9,353	35,132	25,716
Amortization of lease premiums, discounts and incentives	(4,563)	(2,934)	(15,269)	(11,714)
Maintenance revenue	93,747	390	105,738	56,128
Total lease revenue	281,895	176,740	848,295	791,432
Gain on sale of flight equipment	8,180	19,241	36,766	55,167
Other revenue	2,491	662	5,290	5,188
Total revenues	292,566	196,643	890,351	851,787
Operating expenses:
Depreciation	81,608	71,218	310,850	298,664
Interest, net	62,867	55,855	234,504	241,231
Selling, general and administrative (including non-cash share-based payment expense of $3,236 and $2,512 for the three months ended, and $11,488 and $13,148 for the year ended December 31, 2018 and 2017, respectively)	21,301	18,113	76,025	73,604
Impairment of flight equipment	—	—	—	80,430
Maintenance and other costs	4,233	1,231	8,961	9,077
Total expenses	170,009	146,417	630,340	703,006

Total other income	(2,807)	593	1,636	(2,476)

Income from continuing operations before income taxes and earnings of unconsolidated equity method investments	119,750	50,819	261,647	146,305
Income tax provision (benefit)	2,118	(2,494)	5,642	6,042
Earnings of unconsolidated equity method investments, net of tax	(13,795)	1,807	(8,086)	7,611
Net income	$103,837	$55,120	$247,919	$147,874
Earnings per common share — Basic:
Net income per share	$1.36	$0.70	$3.18	$1.88
Earnings per common share — Diluted:
Net income per share	$1.35	$0.70	$3.17	$1.87
Dividends declared per share	$0.30	$0.28	$1.14	$1.06

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$247,919	$147,874
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	310,850	298,664
Amortization of deferred financing costs	14,627	19,435
Amortization of lease premiums, discounts and incentives	15,269	11,714
Deferred income taxes	(496)	(8,948)
Non-cash share-based payment expense	11,488	13,148
Cash flow hedges reclassified into earnings	1,166	2,202
Security deposits and maintenance payments included in earnings	(80,628)	(17,947)
Gain on the sale of flight equipment	(36,766)	(55,167)
Impairment of aircraft	—	80,430
Other	3,032	1,476
Changes on certain assets and liabilities:
Accounts receivable	(12,328)	(6,734)
Other assets	5,065	(7,655)
Accounts payable, accrued expenses and other liabilities	10,526	13,857
Lease rentals received in advance	32,868	(1,478)
Net cash and restricted cash provided by operating activities	522,592	490,871
Cash flows from investing activities:
Acquisition and improvement of flight equipment	(1,317,497)	(1,038,343)
Proceeds from sale of flight equipment	338,831	833,576
Net investment in finance and sales-type leases	(15,783)	(331,721)
Collections on finance and sales-type leases	29,961	32,184
Aircraft purchase deposits and progress payments, net of returned deposits and aircraft sales deposits	(15,494)	(7,681)
Unconsolidated equity method investment and associated costs	(3,350)	—
Other	8,645	(5,122)
Net cash and restricted cash used in investing activities	(974,687)	(517,107)
Cash flows from financing activities:
Repurchase of shares	(71,421)	(4,862)
Proceeds from secured and unsecured debt financings	1,413,901	675,000
Repayments of secured and unsecured debt financings	(969,139)	(878,534)
Deferred financing costs	(11,642)	(8,540)
Security deposits and maintenance payments received	203,925	192,830
Security deposits and maintenance payments returned	(90,803)	(141,185)
Dividends paid	(88,730)	(83,433)
Net cash and restricted cash (used in) provided by financing activities	386,091	(248,724)
Net (decrease) increase in cash and restricted cash	(66,004)	(274,960)
Cash and restricted cash at beginning of year	233,857	508,817
Cash and restricted cash at end of year	$167,853	$233,857

Aircastle Limited and Subsidiaries
Selected Financial Guidance Elements for the First Quarter of 2019
($ in millions, except for percentages)
(Unaudited)

Guidance Item	Q1:19
Lease rental revenue	$179 - $185
Finance lease revenue	$8 - $9
Amortization of net lease discounts and lease incentives	($5) - ($6)
Maintenance revenue	$10 - $12
Gain on sale of flight equipment	$6 - $9
Depreciation	$83 - $87
Interest, net	$65 - $68
SG&A(1)	$18 - $19
Full year effective tax rate	4% - 6%

(1)	Includes ~$3.0M of non-cash share-based payment expense.

Aircastle Limited and Subsidiaries
Supplemental Financial Information
(Amount in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues	$292,566	$196,643	$890,351	$851,787

EBITDA(1)	$254,993	$182,633	$814,184	$705,525

Adjusted EBITDA(1)	$276,830	$184,553	$839,831	$801,584

Net income	$103,837	$55,120	$247,919	$147,874
Net income allocable to common shares	$103,174	$54,757	$246,402	$146,829
Per common share - Basic	$1.36	$0.70	$3.18	$1.88
Per common share - Diluted	$1.35	$0.70	$3.17	$1.87

Adjusted net income(1)	$109,883	$57,040	$257,237	$169,566
Adjusted net income allocable to common shares	$109,182	$56,665	$255,663	$168,368
Per common share - Basic	$1.44	$0.72	$3.30	$2.15
Per common share - Diluted	$1.43	$0.72	$3.29	$2.15

Basic common shares outstanding	75,937	78,286	77,447	78,219
Diluted common shares outstanding(2)	76,281	78,393	77,749	78,373
_______________

(1)	Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

(2)
For the three and twelve months ended December 31, 2018, includes 344,020 and 301,356 dilutive shares, respectively. For the three and twelve months ended December 31, 2017, includes 107,523 and 153,983 dilutive shares, respectively.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA and Adjusted EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$103,837	55,120	$247,919	$147,874
Depreciation	81,608	71,218	310,850	298,664
Amortization of lease premiums, discounts and incentives	4,563	2,934	15,269	11,714
Interest, net	62,867	55,855	234,504	241,231
Income tax provision	2,118	(2,494)	5,642	6,042
EBITDA	254,993	182,633	814,184	705,525
Adjustments:
Impairment of flight equipment	—	—	—	80,430
Equity share of joint venture impairment	15,791	—	15,791	—
Non-cash share-based payment expense	3,236	2,512	11,488	13,148
(Gain) loss on mark-to-market of interest rate derivative contracts	2,810	(592)	(1,632)	2,481
Adjusted EBITDA	$276,830	184,553	$839,831	$801,584

We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-U.S. GAAP measure is helpful in identifying trends in our performance.
This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed.
EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the Board of Directors to review the consolidated financial performance of our business.
We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Adjusted Net Income Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$103,837	$55,120	$247,919	$147,874
Loan termination fee(1)	—	—	(838)	2,058
(Gain) loss on mark-to-market of interest rate derivative contracts(2)	2,810	(592)	(1,632)	2,481
Write-off of deferred financing fees(1)	—	—	300	4,005
Non-cash share-based payment expense(3)	3,236	2,512	11,488	13,148
Adjusted net income	$109,883	$57,040	$257,237	$169,566
_______________

(1)	Included in Interest, net.

(2)	Included in Other income (expense).

(3)	Included in Selling, general and administrative expenses.

Management believes that ANI, when viewed in conjunction with the Company’s results under U.S. GAAP and the above reconciliation, provides useful information about operating and period-over-period performance and additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting elements related to interest rate derivative accounting, changes related to refinancing activity and non-cash share-based payment expense.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Cash Return on Equity Calculation
(Dollars in thousands)
(Unaudited)

Period	CFFO	+	Finance Lease Collections	+	Gain on Sale of Flight Equipment	-	Deprec.	=	Cash Earnings	Average Shareholders Equity	Trailing Twelve Month Cash ROE
2013	$424,037		$9,508		$37,220		$284,924		$185,841	$1,513,156	12.3%
2014	$458,786		$10,312		$23,146		$299,365		$192,879	$1,661,228	11.6%
2015	$526,285		$9,559		$58,017		$318,783		$275,078	$1,759,871	15.6%
2016	$468,092		$19,413		$39,126		$305,216		$221,415	$1,789,256	12.4%
2017	$490,871		$32,184		$55,167		$298,664		$279,558	$1,861,005	15.0%
2018	$522,592		$29,961		$36,766		$310,850		$278,469	$1,955,160	14.2%

Note: LTM Average Shareholders’ Equity is the average of the most recent five quarters period end Shareholders’ Equity. Management believes that the cash return on equity metric (“Cash ROE”) when viewed in conjunction with the Company’s results under U.S. GAAP and the above reconciliation, provide useful information about operating and period-over-period performance, and provide additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting impacts related to non-cash revenue and expense items and interest rate derivative accounting, while recognizing the depreciating nature of our assets. To reflect the expected sale of the assets in one of our joint ventures and to simplify the presentation of Cash ROE, we are no longer adjusting for joint venture distributions in excess of/less than joint venture earnings recorded under the equity method of investment accounting.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Net Cash Interest Margin Calculation
(Dollars in thousands)
(Unaudited)

Period	Average NBV	Quarterly Rental Revenue(1)	Cash Interest(2)	Annualized Net Cash Interest Margin(1)(2)
Q1:13	$4,740,161	$162,319	$48,591	9.6%
Q2:13	$4,840,396	$164,239	$44,915	9.9%
Q3:13	$4,863,444	$167,876	$47,682	9.9%
Q4:13	$5,118,601	$176,168	$49,080	9.9%
Q1:14	$5,312,651	$181,095	$51,685	9.7%
Q2:14	$5,721,521	$190,574	$48,172	10.0%
Q3:14	$5,483,958	$182,227	$44,820	10.0%
Q4:14	$5,468,637	$181,977	$44,459	10.1%
Q1:15	$5,743,035	$181,027	$50,235	9.1%
Q2:15	$5,967,898	$189,238	$51,413	9.2%
Q3:15	$6,048,330	$191,878	$51,428	9.3%
Q4:15	$5,962,874	$188,491	$51,250	9.2%
Q1:16	$5,988,076	$186,730	$51,815	9.0%
Q2:16	$5,920,030	$184,469	$55,779	8.7%
Q3:16	$6,265,175	$193,909	$57,589	8.7%
Q4:16	$6,346,361	$196,714	$58,631	8.7%
Q1:17	$6,505,355	$200,273	$58,839	8.7%
Q2:17	$6,512,100	$199,522	$55,871	8.8%
Q3:17	$5,985,908	$184,588	$53,457	8.8%
Q4:17	$6,247,581	$187,794	$53,035	8.6%
Q1:18	$6,700,223	$193,418	$53,978	8.3%
Q2:18	$6,721,360	$193,988	$53,979	8.3%
Q3:18	$6,787,206	$200,354	$54,521	8.6%
Q4:18	$7,136,627	$200,027	$60,348	7.8%
_______________

(1)
We define net cash interest margin as lease rentals from operating leases, interest income and cash collections from finance and sales-type leases minus interest on borrowings, net settlements on interest rate derivatives and other liabilities adjusted for loan termination payments divided by the average net book of flight equipment (which includes net investment on finance and sales-type leases) for the period calculated on a quarterly and annualized basis. The second quarter of 2017 excludes a non-recurring, $7.0 million accelerated collection received from a lessee in connection with a finance lease.

(2)
Excludes loan termination payments of $3.0 million in the second quarter of 2013, $1.5 million and $3.5 million in the first quarter and fourth quarter of 2016, respectively, loan termination payments of $1.0 million in both the second and third quarters of 2017 and a loan termination gain of $0.8 million in the third quarter of 2018.

Management believes that net cash interest margin, when viewed in conjunction with the Company’s results under U.S. GAAP and the above reconciliation, provides useful information about the effective deployment of our capital in the context of the yield on our aircraft assets, the utilization of those assets by our lessees, and our ability to borrow efficiently.

Aircastle Limited and Subsidiaries
Presentation of Reclassification of Gain on Sale of Flight Equipment
(Dollars in thousands)
(Unaudited)

As part of the Company’s adoption of FASB ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), we have reclassified Gain on sale of flight equipment from Other income (expense) to Revenues on our Consolidated Statement of Income as of March 31, 2018. We believe this better reflects the sale of flight equipment as part of our ordinary activities and conforms our presentation to those of our publicly traded peers. The presentation for the three months and year ended December 31, 2017, has also been reclassified to conform to the current period presentation. The standard did not have a material impact on our consolidated financial statements and related disclosures.

	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Total revenues as previously reported	$177,402	$796,620
Gain on sale of flight equipment	19,241	55,167
Total revenues	$196,643	$851,787

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2018		Year Ended December 31, 2018
Weighted-average shares:	Shares	Percent	Shares	Percent
Common shares outstanding – Basic	75,937	99.36%	77,447	99.39%
Unvested restricted common shares	488	0.64%	477	0.61%
Total weighted-average shares outstanding	76,425	100.00%	77,924	100.00%

Common shares outstanding – Basic	75,937	99.55%	77,447	99.61%
Effect of dilutive shares(1)	344	0.45%	301	0.39%
Common shares outstanding – Diluted	76,281	100.00%	77,749	100.00%

Net income allocation
Net income	$103,837	100.00%	$247,919	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares(2)	(663)	(0.64)%	(1,517)	(0.61)%
Earnings available to common shares	$103,174	99.36%	$246,402	99.39%

Adjusted net income allocation
Adjusted net income	$109,883	100.00%	$257,237	100.00%
Amounts allocated to unvested restricted shares	(701)	(0.64)%	(1,574)	(0.61)%
Amounts allocated to common shares – Basic and Diluted	$109,182	99.36%	$255,663	99.39%
_______________

(1)
For the three months and year ended December 31, 2018, distributed and undistributed earnings to restricted shares were 0.64% and 0.61%, respectively, of net income and adjusted net income. The amount of restricted share forfeitures for all periods present is immaterial to the allocation of distributed and undistributed earnings.

(2)	For all periods presented, dilutive shares represented contingently issuable shares.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2017		Year Ended December 31, 2017
Weighted-average shares:	Shares	Percent	Shares	Percent
Common shares outstanding – Basic	78,286	99.34%	78,219	99.29%
Unvested restricted common shares	518	0.66%	557	0.71%
Total weighted-average shares outstanding	78,804	100.00%	78,776	100.00%

Common shares outstanding – Basic	78,286	99.86%	78,219	99.80%
Effect of dilutive shares(1)	108	0.14%	154	0.20%
Common shares outstanding – Diluted	78,393	100.00%	78,373	100.00%

Net income allocation
Net income	$55,120	100.00%	$147,874	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares(2)	(363)	(0.66)%	(1,045)	(0.71)%
Earnings available to common shares	$54,757	99.34%	$146,829	99.29%

Adjusted net income allocation
Adjusted net income	$57,040	100.00%	$169,566	100.00%
Amounts allocated to unvested restricted shares	(375)	(0.66)%	(1,198)	(0.71)%
Amounts allocated to common shares – Basic and Diluted	$56,665	99.34%	$168,368	99.29%
_______________

(1)
For the three months and year ended December 31, 2017, distributed and undistributed earnings to restricted shares were 0.66% and 0.71%, respectively, of net income and adjusted net income. The amount of restricted share forfeitures for all periods present is immaterial to the allocation of distributed and undistributed earnings.

(2)	For all periods presented, dilutive shares represented contingently issuable shares.